Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”), dated this 1st day of January, 2019 (“Execution Date”), is entered into by and between Wyatt Petroleum LLC, and Wyatt Permian, LLC, whose address is 24 Greenway, Suite 600, Houston, TX 77046 (collectively “Seller”) and Amazing Energy, LLC, whose address is 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093 (“Buyer”). Seller and Buyer may be referred to individually as a “Party” or collectively as the “Parties.”

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

Article I
PURCHASE AND SALE

1.1          Agreement to Sell and Buy. Subject to assignments and conveyances of record in Lea County, NM, and subject to and conditioned upon obtaining the consent to this transaction by the parties to that one certain Devon-Nemo Group Exploration Agreement as required in Section 13 thereof, which the Parties agree has been provided by Seller, each Seller agrees to sell and assign to Buyer, and Buyer agrees to purchase, pay for and receive from Sellers, the Assets as defined below.

1.2          Assets. The “Assets” are all of each Seller’s right, title, and interest in and to the following:

(a)          The estates and mineral rights created by the oil and gas leases, leaseholds and mineral estates (the “Leases”), described in Exhibit “A”, and all oil, gas, water disposal and other wells located on the Leases or on lands pooled therewith (the “Wells”), including, but not limited to, the wells set forth in Exhibit “A-l”, together with all of Seller’s interest in the rights and appurtenances incident thereto located in Lea County, NM.

(b)          All of Seller’s rights in, to, and under, and all obligations, liabilities, claims arising on or after the Closing Date, from, all agreements relating to the Leases or Wells, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of state and federal regulatory authorities establishing units which appear of record or in the records which have otherwise been disclosed to Buyer.

(c)          All of Seller’s interest the oil and gas wells, including well bores, pump jacks and motors, surface facilities, such as tanks and pumps, salt water disposal, fixtures, personal property, facilities and equipment, used or held for use or charged to the Leases or Wells for production, treatment, transportation, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto and further described on the attached spread sheet and photographs collectively marked as Exhibits “B1” and “B2” (the “Wells”), and all equipment associated with the Wells as of the Closing Date.

(d)          The rights, to the extent transferable, in and to all existing and effective unitization, pooling agreements, declarations and orders, if any, to the extent that they relate to or affect any of the interests described in Exhibit “A” or the post-Effective Time production of Hydrocarbons, if any, from the Leases and Lands.

(e)          The rights, to the extent transferable, in and to the electronic and hard copy well files, accounting files, third party subscriptions, contracts, agreements, and instruments described in Exhibit “C” and subrogation of all legal claims of Seller therein. Sellers shall provide Buyer with all electronic and hard copy Title Opinions, if any, land files, agreements, geologic files, well files, seismic files and materials, all facilities and equipment owned by Seller and located on the Exhibit “A” lands.

(f)          The files, records, Division Orders, data and information relating to the items described in Exhibits “A” and “A-1” maintained by each Seller (the “Records”).

(g)          All asset, leasehold, and real property owned by Seller in Lea County, NewMexico.

1.3          Effective Time. The purchase and sale of the Assets shall be effective as of January 1, 2019 at 7:00 a.m. local time (the “Effective Time”), however the Closing Date shall be as set forth in Section 6.1 below, at the offices of the Seller.

1.4          Purchase Price. Subject to the terms and conditions of this Agreement, the purchase price for the Assets is Two Million U.S. Dollars ($2,000,000.00) (the “Purchase Price”). The Purchase Price is payable at closing as follows: Execution of a Promissory Note payable to Sellers in the amount of One Million Nine Hundred Thousand U.S. Dollars ($ 1,900,00.00). All future cash payments by Buyer shall be made in cash or by wire transfer to a bank designated by Seller. Concurrent with execution of this agreement and the Deposit Option Agreement executed on October 12, 2018, Buyer delivered to Seller a non-refundable deposit of One Hundred Thousand U.S. Dollars ($100,000.00) (the “Deposit”), made payable to Wyatt Permian, LLC, in cash or by wire transfer to a bank designated by Seller to be held by Seller till Closing Date without interest. The Deposit shall be applied to the payment of the Purchase Price at closing. In the event Buyer is not able to comply with the obligation to execute the Promissory Note at closing, the Deposit shall be retained by Seller.

1.5          Broker:The parties each acknowledge that there are no obligations to any broker in this transaction.

Article II
Buyer’s Inspection; Disclaimers

2.1          Records. Access to Records. Within five (5) days of the Execution Date, Seller will provide to Buyer electronic copies of the Records, or to the extent that electronic copies are not available and not feasible to obtain, Seller shall make available to Buyer and its representatives, at Seller’s offices, such Records for inspection and review during normal business hours to allow Buyer and its representatives to perform Buyer’s due diligence review.

Article III
Title and Disclaimers

3.1          SELLER MAKES NO WARRANTY OR REPRESENTATION OF TITLE. EXPRESS. IMPLIED OR STATUTORY AS TO THE CONDITION, QUANTITY, QUALITY, MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE. SAFETY. FREEDOM FROM DEFECTS OR COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OF ANY OF THE LANDS. WELLS. FACILITIES. PIPELINES. FLOWLINES OR EQUIPMENT. FURTHERMORE. BUYER ACCEPTS THE WELLS. FACILITIES. PIPELINES. FLOWLINES AND EQUIPMENT “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY FOR LOSS ARISING FROM USE OF THE LANDS. WELLS. FACILITIES, PIPELINES. FLOWLINES OR EQUIPMENT PERTAINING TO THE ASSETS TO BE ASSIGNED. SELLER AND BUYER DO NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION. DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE OTHER BY OR ON BEHALF OF SELLER OR BUYER. THE PARTIES AGREE THAT. TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE. THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS. BUYER ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE TITLES IN THE AREA.

3.2          SELLER EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY. FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS INCLUDING (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. (D) ANY RIGHTS OF BUYER UNDER THE APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION. AND (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS. WHETHER KNOWN OR UNKNOWN. IT BEING EXPRESSLY UNDERSTOOD BY BUYER THAT THE PERSONAL PROPERTY. FIXTURES AND ITEMS ARE BEING ASSIGNED TO BUYER AS IS. WHERE IS, WITH ALL FAULTS. AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

Article IV
Seller’ Representations

4.1         Seller, represents and warrants to Buyer the following and not otherwise:

(a)          Power and Authority. Such Seller has the requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and that the person executing all the documents for Seller is duly authorized to execute such documents.

Article V
Buyer’s Representations

5.1         Buyer represents and warrants to Sellers the following:

(a)          Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation in the state(s) where the Assets are located, except where the failure to so qualify would not have a material adverse effect on Buyer or its properties.

(b)          Power. Buyer has the corporate power to enter into and perform this Agreement and the transactions contemplated by this Agreement. Subject to preferential purchase rights and restrictions on assignment of the type generally found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests, the execution, delivery and performance of this Agreement by Buyer, and the transactions contemplated by this Agreement, will not violate (a) any provision of the certificate of incorporation or bylaws of Buyer, (b) any material agreement or instrument to which Buyer is a party or by which Buyer or any of the Assets are bound, (c) any judgment, order, ruling, or decree applicable to Buyer as a party in interest, or (d) any law, rule or regulation applicable to Buyer relating to the Assets other than a violation which would not have a material adverse effect on Buyer.

(c)          Authorization and Enforceability. The execution, delivery and performance of this Agreement, and the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)          Liability for Broker’s Fees. Seller shall not directly or indirectly incur any liability or expense, as a result of undertakings or agreements of Buyer, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

(e)          Distribution. Buyer is an experienced and knowledgeable investor in the oil, gas and mineral resources industry that has previously expended substantial amounts in the acquisition and development of oil and gas properties. Prior to entering into this Agreement. Buyer has been advised by its counsel and such other persons as it has deemed appropriate concerning this Agreement. The Assets to be acquired by Buyer pursuant to this Agreement are being acquired by Buyer for its own account, for investment and not with a view to distribution or resale within the meaning of the Securities Act of 1933, as amended, or any other applicable securities law, rule, regulation or order.

(f)          Claims and Litigation. To the actual knowledge of Buyer, there are no claims, actions, suits, or proceedings pending or threatened against Buyer which, if determined adversely to Buyer, would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement.

Article VI
Closing

6.1          Date of Closing. The “Closing” of this transaction, but not the Closing Date defined in paragraph 6.3 (d) below, shall, unless otherwise agreed to in writing by the Buyer and Sellers, be held in Seller’s office in Houston, Harris County, Texas on January 16, 2019.

6.2          Execution Date Obligation: The Parties shall execute this agreement and any other documents necessary for the Parties to be bound to the obligations set forth herein.

6.3          Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)          Seller shall execute, acknowledge and deliver to Buyer, (i) an Assignment, and Bill of Sale in the form attached as Exhibit “D”, and (ii) any applicable forms of any federal, state and local governmental authorities, assigning the Assets being sold by Seller to Buyer, if any, as of the Effective Time, with no warranty of title.

(b)

(c)          Buyer shall deliver an executed Promissory Note for $ 1,900,000, representing the remaining portion of the Purchase Price in a form as required by Seller.

(d)          Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement.

(e)          Notwithstanding anything herein to the contrary, Seller and Buyer agree that Seller shall be entitled to receive any revenue from any oil and gas sold prior to the Effective Date of this Agreement and that Buyer shall be entitled to receive any revenue from oil and gas which might have been produced, but not sold, prior to the close of business on December 31, 2018.

Article VII
Post-Closing Obligations

7.1          Records. Seller agrees to make the Records available to Buyer as soon as is reasonably practical, but in any event on or before the latter of 10 Business Days after the Closing.

7.2          Further Assurances. From time to time after Closing, each Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of this transaction.

Article VIII
Liability and Indemnity

8.1          Assumption of Assets Upon Closing. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the possession, ownership or operation of the Assets arising on or after the Effective Time, including but not limited to, all plugging and abandonment obligations and, surface restoration obligations and reporting to the applicable New Mexico regulatory agency (collectively, the “Assumed Liabilities”). This indemnity obligation shall survive the Closing Date indefinitely. Additionally, Buyer agrees to assume and pay all property, and any ad valorem taxes for the year 2018, and no proration for such year shall be applicable. All asset, leasehold, and real property owned by Seller in Lea County, New Mexico.

8.2          Indemnity. BUYER EXPRESSLY AGREES TO ASSUME ANY AND ALL LIABILITY AND RESPONSIBILITIES FOR ALL PLUGGING OBLIGATIONS REGARDING THE WELLS ARISING BEFORE, ON, OR AFTER THE EFFECTIVE TIME. SELLER KNOWS OF NO EXISTING OR ASSERTED REGULATORY ACTIONS OR CLAIMS RELATING TO ANY ENVIRONMENTAL VIOLATION OR UNCORRECTED RELEASES, THEREFORE BUYER SHALL ASSUME ALL RESPONSIBILITY AND LIABILITIES FOR ANY ENVIRONMENTAL CLAIMS OR REMEDIATION REQUIREMENTS ARISING FROM THE OPERATIONS OF THE ASSIGNED ASSETS BEFORE, ON, AND AFTER THE CLOSING DATE. Buyer, therefore agrees to indemnify and hold Seller harmless for any and all plugging liabilities, claims, including environmental, causes of action, suits and judgments for injury to persons, including death, property damages and ad valorem taxes arising out of or resulting from Buyer’s possession, use and operations of the Assets before, on, and after the Effective Date.

Article IX
Miscellaneous

9.1          Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same.

9.2          Notices. All notices under this Agreement shall be by either e-mail or in writing and addressed as set forth below:

If to Buyer:

Amazing Energy, LLC
5700 W. Plano Parkway, Suite 3600
Plano, TX 75093
Attn: Willard G. McAndrew III
Telephone: Cell: (214) 906-3073 / Office: (214) 233-1244
e-mail: Will@amazingenergy.com

If to Wyatt:

Wyatt Petroleum, LLC
24 Green way, Suite 600
Houston, TX 77046
Attention: M. L. Vines
Telephone: (713) 877-7106
e-mail: mlvines@ymail.com

With a Copy to:

Don C. Nelson
24 Greenway Plaza, Suite 606
Houston, TX 77046
Telephone: (713) 877-7171
e-mail: don.nelson@lawdcn.com

Any Party may, by e-mail or written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

9.3          Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by all Parties.

9.4          Governing Law. This Agreement and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Texas.

9.5          Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter addressed herein and entirely and completely supersedes, voids and replaces all agreements, negotiations, understandings and representations (whether written or oral) in existence between the parties as of the Effective Date and relating to the same subject matter.

9.6          Binding Effect. This Agreement shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

9.7          Disclaimer of Representations and Warranties. The Parties hereto each disclaim all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other Party wherever and however made, including, but not limited to, those made during any negotiations. Without limiting the generality of the foregoing, none of the Parties makes any representation or warranty as to (a) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Assets or (b) any geological, engineering or other interpretations of economic valuation. The Assets are sold without any warranty, express, implied or statutory. All tangible personal property included in the Assets is sold “AS IS, WHERE IS,” and “WITH ALL FAULTS” and each Seller MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AND DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (iv) CONDITION, (v) THE PRESENCE, QUALITY, QUANTITY AND RECOVERABILITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS ASSIGNED, (vi) THE ABILITY OF THE TRANSFERRED ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES, (vii) GEOLOGIC OR GEOPHYSICAL CHARACTERISTICS OR INTERPRETATIONS, (viii) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY TO BE DERIVED FROM THE TRANSFERRED ASSETS, (ix) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN THE FILES, DATA OR RECORDS OF SELLER. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER OR ANY REPRESENTATIVE OF SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK. THE PARTIES AGREE THAT THE PRECEDING DISCLAIMERS OF WARRANTY ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

9.8          Any amounts and/or debts which are due and owing to Seller/Assignor (Wyatt Petroleum, LLC and/or Wyatt Permian, LLC) prior to the effective date of this Agreement, whether now known or unknown, by co-working interest owners, joint operators, non-participating working interest owners, or any party who owes monies or debt to Seller/Assignor with respect to any of the properties and/or operations of the properties assigned under this Agreement, whether known or not known on the Effective Date, shall remain owed to Seller and are not assigned by this Agreement. Additionally, any rights or causes of action that are held by Seller with respect to any of the properties and/or operations of the properties conveyed under this Agreement, whether now known or unknown, remain with Seller and are not intended to be assigned by this Agreement. Any amounts and/or debts which are due and owing by Seller/Assignor (Wyatt Petroleum, LLC and/or Wyatt Permian, LLC) prior to the Effective Date of this Agreement, whether now known or unknown (with the exception of any liability or costs associated with plugging any of the wells that are being transferred by Assignor to Assignee pursuant to this Agreement), shall remain owed by Seller and are not assigned by this Agreement. Assignee shall be responsible for the payment of all costs and expenses incurred subsequent to December 31, 2018.

9.9          THIS AGREEMENT REPRESENTS THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER ADDRESSED HEREIN AND ENTIRELY AND COMPLETELY SUPERSEDES, VOIDS AND REPLACES ALL AGREEMENTS, NEGOTIATIONS, UNDERSTANDINGS AND REPRESENTATIONS (WHETHER WRITTEN OR ORAL) IN EXISTENCE BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE AND RELATING TO THE SAME SUBJECT MATTER.

[Signature Page follows]

The Parties have executed this Agreement as of the Execution Date to be effective as of the Effective Time.

SELLER

WYATT PETROLEUM, LLC AND WYATT PERMIAN, LLC

By:
Name:	Billy C. Wells
Member — Management Committee

BUYER

AMAZING ENERGY, LLC

By:
Name:	Willard G. McAndrew III
Title:	President

STATE OF TEXAS §
COUNTY OF HARRIS §

Before me, the undersigned authority, on this 28th day of January, 2019, personally appeared Billy C. Wells, known to me to be a Member of the Management Committee of Wyatt Petroleum, LLC and Wyatt Permian, LLC, and upon his oath stated he executed the instrument for and on behalf of the companies.

Notary Public for the State of Texas

STATE OF TEXAS §
COUNTY OF HARRIS §

Before me, the undersigned authority, on this 23rd day of January, 2019, personally appeared Willard G. McAndrew, who demonstrated that he is the duly elected President of Amazing Energy, LLC and upon his oath stated that he executed the document as the act and deed of the company.

Notary Public for the State of Texas Commission Expires 5/24/20

Signature Page to
Purchase and Sale Agreement

Exhibit A

Wyatt Permian Active State Leases (from NM SLO Data Portal)
Lea County, NM

Lease Number	Status	Mineral Type	TWSP/RG	Section	Description	Gross Acres
VO-9751-0002	Active	State	9S 37E	32		80.0
VO-9725-0002	Active	State	10S 36E	12		320.0
VO-9732-0002	Active	State	10S 36E	12		320.0
VO-9648-0002	Active	State	10S 36E	13	NW/4	160.0
VO-9909-0001	Active	State	10S 36E	25	SW/4	160.0
VO-9901-0001	Active	State	10S 36E	27	S/2	320.0
VO-9910-0001	Active	State	10S 36E	36		320.0
VO-9938-0001	Active	State	10S 36E	36		320.0
VO-9902-0001	Active	State	10S 37E	1		320.1
VO-9939-0001	Active	Slate	10S 37E	1		320.0
VO-9911-0001	Active	State	10S 37E	2		320.2
VO-9940-0001	Active	State	10S 37E	2		320.2
VO-9726-0002	Active	Slate	10S 37E	3		320.0
VO-9733-0002	Active	State	10S 37E	3		320.0
VO-9903-0001	Active	State	10S 37E	4		320.1
VO-9912-0001	Active	State	10S 37E	4		80.0
VB-2614-0001	Active	State	10S 37E	4		80.5
VO-9727-0002	Active	State	10S 37E	6		317.2
VO-9734-0002	Active	State	10S 37E	6		320.2
LO-6540-0003	Active	State	10S 37E	7		160.0
VO-9649-0002	Active	State	10S 37E	7		159.2
VB-2608-0001	Active	State	10S 37E	8		80.0
VB-2615-0001	Active	State	10S 37E	8		80.5
VO-9913-0001	Active	State	10S 37E	9		80.0
VO-9767-0002	Active	State	10S 37E	10		160.0
VO-9904-0001	Active	State	10S 37E	17		320.1
VO-9914-0001	Active	State	10S 37E	17		160.0
LO-6428-0003	Active	State	10S 37E	18		479.3
VO-9915-0001	Active	State	10S 37E	19		159.9
VO-9942-0001	Active	State	10S 37E	30		320.0
VO-9916-0001	Active	State	10S 37E	30		319.8
VO-9906-0001	Active	State	11S 37E	1		73.4
VO-9835-0002	Active	Slate	11S 37E	5		390.5

33 active leases

EXHIBIT A-1

Wyatt Petroleum Well Data
Lea County, NM

Area		Well Identification				Well		Depth	Lateral
County	Pool	API Number	Well	Lease	Operator*	Class	Reservoir	MD	Length (mi.)
LEA	CROSSROADS EAST	30025426700000	1H	MAXWELL	WYATT PERMIAN	OIL	SAN ANDRES	9,607	1.0
LEA	CROSSROADS EAST	30025427260100	4H	WILLIAM STATE	WYATT PERMIAN	OIL	SAN ANDRES	9,490	0.9
LEA	CROSSROADS EAST	30025434980000	103H	LARRY SAN ANDRES UNIT 18	WYATT PERMIAN	OIL	SAN ANDRES	9,950	1.0
LEA	DICKENSON (sic)	30025434990000	104H	MOE SAN ANDRES UNIT 35	WYATT PERMIAN	AT-TD	SAN ANDRES	9,873	1.0
LEA	DICKINSON	30025248090000	1	SANTAFE	WYATT PERMIAN	OIL	SAN ANDRES	10,800
LEA	DICKINSON	30025256690000	4	SANTA FE	WYATT PERMIAN	OIL	SAN ANDRES	5,000
LEA	DICKINSON	30025252410000	2	SANTA FE	WYATT PERMIAN	SWD	SAN ANDRES	5,085
LEA	CROSSROADS EAST	30025275110000	1	STATE	WYATT PERMIAN	OIL	SAN ANDRES	5,100
LEA	CROSSROADS	30025347650000	1	BOBBY FEE	WYATT PERMIAN	SWD	DEVONIAN	12,288
LEA	CROSSROADS SE	30025342360000	1	LEWIS FEE	WYATT PERMIAN	SWD	DEVONIAN	12,505

n=10 wells

Exhibit B1

Inventory of Field Equipment and Facilities
Lea County, NM

Well Identification
Section	well	Lease	Description:
7	1	STATE	Pumpjack (Morgan 160) w/20 HP electric motor, chemical drums, (2) 210 BBL steel oil tanks, (2) 210 BBL fiberglass water tank, 4’ x 20’ gun barrel, water transfer pump, circulating pump

12	004H	WILLIAMS STATE
Pumpjack (Lufkin IRO Marc 640) w/electric motor, (2) 500 BBL fiberglass water tanks, (2) 500 BBL steel oil tanks, 12’ x 20’ gun barrel, fluid to gas separator: water transfer pump, oil circulating pump, chemical drum, meter run with Scada; large frac water pit, (7) 8” rods and (2) 1 1/4” fiberglass rods on site

24	001H	MAXWELL
This location also serves as a central saltwater gathering facility; Pumpjack (Lufkin 640 Marc) w/60 or 75 HP electric motor, (2) 500 BBL steel oil tanks, (3) 500 BBL water tanks, (1) 750 BBL steel gun barrel; water transfer pump, oil circulating pump, fluid to gas separator; chemical drums, there are 8 1/4” fiberglass rods and stubs on location; dual transformers are fenced with pipe

31	1	LEWIS FEE	Normal wellhead for injector; wellhead fenced with steel pipe

25	1	BOBBY FEE	Normal wellhead for injector; wellhead fenced with steel pipe

18	103H	LARRY SA UNIT
Pumpjack (Lufkin 640 Marc) w/75 HP electric motor, (2) 500 BBL water tanks, (2) 500 BBL steel oil tanks, 10’ x 20’ gun barrel, water transfer pump, circulating pump, chemical drums, 11 3/4” rod stubs are on site; dual transformers are fenced with pipe

35	104H	MOE SA UNIT	Pumpjack (640 Abscot) w/50HP electric motor, dual transformers are fenced with pipe

35	1	SANTA FE	American pumpjack w/electric motor, chemical drum, additional steel and fiberglass pipe on location;

35	4	SANTA FE	Pump jack w/electric motor, chemical drum

35	FACILITY	MOE/SANTA FE
Central tank battery for the Santa Fe 1 and 4 and the Moe 104H wells; Santa Fe = (2) 4’ x 20’ gun barrels, (2) 500 BBL fiberglass water tanks (1 for SF-1, 1 for SF-4 and Moe), (4) 500 BBL steel oil tanks (1 for SF-1, 1 for SF-4, and 2 for Moe), SWD disposal pump (SF-2); Moe = (1) 10’ x 20’ gun barrel, heater treater, meter run with scada, circulating pump, water transfer pump, water disposal pump

35	2	SANTA FE	This the SWD well for Santa Fe 1 and 4; there is no surface equipment or facilities on site

3	103H	CURLY SA UNIT	large caliche pad with concrete cellar, approx. 1.5 mi. of location road already built

Exhibit B2

Inventory of Field Equipment and Facilities
Lea County, NM
State 7-1 pumpjack and tank battery

Williams 12-004H pumpjack and tank battery

Maxwell 24-001H pumpjack and tank battery

Bobby Fee 25-1 and Lewis Fee 31-1 surface locations

Larry 18 103H tank battery and pumpjack

Moe 35 104H pumpjack and transformers

Santa Fe 35-1 and 35-4 pumpjacks; Santa Fe and Moe tank battery

Santa Fe 35-2 wellhead and Curly location w/cellar

Exhibit C

West Sawyer Contracts and Agreements
Lea County, NM

Entities		Type of Agreement	lands Covered		Date
Party 1	Party 2		Township and Range	Section	Effective
Tamaroa, Petroven, Golden	Nemo Fund 1, Nautilus Energy, LLC	Exploration Agreement (Stipulation of Interest & Cross-Conveyance)	9S 37E, 10S 36E & 37E, 11S 36 & 37E	various	8/5/2014
Devon	Nemo Fund I, Tamaroa, Petroven, Golden	Exploration Agreement (Stipulation of Interest & Cross-Conveyance)	9S 37E, 10S 36E & 37E, 11S 36 & 37E	various	8/1/2015
Devon	Nemo Fund I, Tamaroa, Petroven, Golden	Exploration Agreement (Joint Venture)	9S 37E, 10S 36E & 37E, 11S 36 & 37E	various	8/1/2015
Devon, Tamaroa, Petroven, Golden	Nemo Fund I	Joint Operating Agreement (Willioms State 12-004H)	10S 36E	12	8/1/2015
Devon, Tamaroa, Petroven, Golden	Nemo Fund I	Joint Operating Agreement (Maxwell 24-001H)	10S 36E	24	1/4/2016
Devon, Tamaroa, Petroven, Golden	Nemo Fund I	Joint Operating Agreement (Moe 35 104H)	10S 36E	35	12/1/2016
Devon, Tamaroa, Petroven, Golden	Nemo Fund I	Joint Operating Agreement (Larry 18 103H)	10S 37E	18	12/1/2016
Williams Ranch	Nemo Fund I	Surface Use Agreement, SWD Addendum (Williams State 12-004H)	10S 36E	12	8/18/2015
Slash Z Land and Cattle	Nemo Fund I	Surface Use Agreement	10S 36E, 10S 37E	various	1/1/2016
Harton Ranch	Nemo Fund I	Surface Use Agreement	10S 37E	3, 4, 5	12/21/2016